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                                                                     EXHIBIT 1.1


                                4,600,000 SHARES

                      HEALTHCARE REALTY TRUST INCORPORATED

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                               July 22, 2004

LEGG MASON WOOD WALKER, INCORPORATED
  As representatives of the several Underwriters
    named in Schedule I hereto
    c/o Legg Mason Wood Walker, Incorporated
    100 Light Street
    Baltimore, Maryland  21202

Ladies and Gentlemen:

         HEALTHCARE REALTY TRUST INCORPORATED, a Maryland corporation that has elected to be taxed as a real estate investment trust (the "Company"), proposes to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") for whom you are acting as representatives (the "Representatives") an aggregate of 4,000,000 shares (the "Firm Shares") of the common stock, par value $0.01 per share, of the Company ("Common Stock"). The Company also proposes to sell to the several Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 600,000 shares of Common Stock (the "Option Shares"). The Firm Shares and the Option Shares are hereinafter referred to collectively as the "Shares".

         The Company confirms as follows its agreement with the Representatives and the several other Underwriters.

         1. PURCHASE AND SALE. Subject to the terms and conditions herein set forth and on the basis of the representations, warranties and agreements herein contained, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $34.57 (the "Purchase Price"), the number of Firm Shares as set forth opposite the name of such Underwriter in
Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Purchase Price, the number of Option Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the number of Option Shares as to which such election shall have been exercised by a fraction the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company hereunder set forth in clause (a) above.

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                  The Company hereby grants to the Underwriters the right to purchase at their election up to 600,000 Option Shares, at the Purchase Price, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares. The Underwriters may exercise their option to acquire Option Shares in whole or in part from time to time only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next day thereafter when the New York Stock Exchange is open for trading) and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representatives but in no event earlier than the Closing Date (as defined herein) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         2. TERMS OF OFFERING. It is understood that the several Underwriters propose to offer the Firm Shares for sale to the public upon the terms and conditions set forth in the Prospectus (as defined herein).

         3. PAYMENT AND DELIVERY. The Company will deliver the Firm Shares to the Representatives for the accounts of the Underwriters, against payment of the aggregate purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer drawn to the order of the Company at the office of the Representatives (or such other place as you may specify), at 10:00 A.M., Baltimore time, on July 28, 2004, or at such other time not later than seven full business days thereafter as Legg Mason Wood Walker, Incorporated ("Legg Mason") and the Company determine, such time being herein referred to as the "Closing Date". For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Shares. The certificates for the Firm Shares so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the above office of the Representatives (or such other place as you may specify) at least 24 hours prior to the Closing Date.

                  Each time for the delivery of and payment for the Option Shares, being herein referred to as an "Option Closing Date", which may be the Closing Date, shall be determined by the Representatives as provided above. The Company will deliver the Option Shares with respect to which the options shall have been exercised and are being purchased on each Option Closing Date to the Representatives for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer drawn to the order of the Company at the above office of the Representatives (or such other place as you may specify), at 10:00 A.M., Baltimore time on the applicable Option Closing Date. The certificates for the Option Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the above office of the Representatives (or such other place as you may specify) at least 24 hours prior to such Option Closing Date.

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         4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. (a) The
Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date and each Option Closing Date, if any:

                  (i) The Company has carefully prepared, pursuant to and in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder (the "1933 Act Rules and Regulations") by the Securities and Exchange Commission (the "SEC"), and has filed with the SEC a registration statement on Form S-3 (File No. 333-109306) which has been declared effective, including a prospectus relating to common stock, common stock warrants, preferred stock and debt securities of the Company, for registration of the Shares under the 1933 Act and the offering thereof from time to time in accordance with Rule 415 of the 1933 Act Rules and Regulations. The Company and the offering of the Shares in the registration statement meet the requirements for use of Form S-3 under the 1933 Act. The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the SEC, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations promulgated thereunder (the "1934 Act Rules and Regulations") and none of such documents, when they were filed with the SEC, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with SEC, will conform in all material respects to the requirements of the 1934 Act and the 1934 Act Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such registration statement (and any further registration statements that may be filed by the Company for the purpose of registering additional shares of Common Stock and in connection with which this Agreement is included or incorporated therein by reference as an exhibit) including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, are referred to herein as the "Registration Statement." The term "Registration Statement" also means the registration statement as amended by a post-effective amendment and includes any abbreviated registration statement prepared and filed with the SEC in accordance with Rule 462(b) under the 1933 Act (an "Abbreviated Registration Statement"). The time at which the Registration Statement became effective is referred to herein as the "Effective Date." The Company proposes to prepare and file with the SEC, pursuant to Rule 424 under the 1933 Act, a supplement to the prospectus (the "Prospectus Supplement") included in the Registration Statement that will describe the issuances of the Shares pursuant to this Agreement, the sale and plan of distribution of the Shares and additional information concerning the Company and its business. The Company may, from time to time, prepare and file with the SEC, pursuant to Rule 430 or 430A under the 1933 Act Rules and Regulations a preliminary Prospectus Supplement (each a "Preliminary Prospectus") containing the prospectus included as part of the Registration Statement, as supplemented by a preliminary Prospectus Supplement, and including the documents

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         incorporated in such prospectus by reference, relating to the Shares.
         The prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as supplemented by any Preliminary Prospectus or Prospectus Supplement, in the form filed by the Company with the SEC is herein called the "Prospectus." For purposes of this Agreement, the words "amend," "amendment," "amended," "supplement" or "supplemented" with respect to the Registration Statement or the Prospectus shall mean amendments or supplements to the Registration Statement or the Prospectus, as the case may be as well as documents filed after the date of this Agreement and incorporated by reference therein as described above.

                  (ii) Neither the SEC nor any state or other jurisdiction or other regulatory body has issued, and neither is, to the knowledge of the Company, threatening to issue, any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Prospectus Supplement, Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction, nor instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose. The Prospectus and each Prospectus Supplement or Preliminary Prospectus, as of the applicable date of issue, and the Registration Statement and any amendments thereto as of the applicable effective date, contain or will contain, as the case may be, all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the 1933 Act and the 1933 Act Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of the applicable effective date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and neither the Prospectus, any Prospectus Supplement, nor Preliminary Prospectus, at the applicable date of issue, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement, any Preliminary Prospectus or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company relating to the Underwriters by or on behalf of the Underwriters expressly for use in the preparation thereof (as provided in this Agreement). There is no contract or document required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. Any future documents incorporated by reference so filed, when they are filed, will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Rules and Regulations; no such incorporated document contained or will contain any untrue statement of a material fact or omit or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, when read together and with the other information in the Prospectus, at the time the Registration Statement became effective and at the Closing Date, each such incorporated document did not or

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         will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iii) This Agreement has been duly authorized, executed and delivered by the Company and this Agreement constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (the "Exceptions").

                  (iv) The Company and its "subsidiaries" (as defined in Section 4(a)(vii) hereof) have been duly incorporated or organized and are validly existing as corporations or organizations in good standing under the laws of the states or other jurisdictions in which they are incorporated or organized, with full power and authority (corporate and other) to own, lease and operate their properties and conduct their businesses as described in the Prospectus and, with respect to the Company, to execute and deliver, and perform the Company's obligations under, this Agreement; the Company and its subsidiaries are duly qualified to do business as foreign corporations or organizations in good standing in each state or other jurisdiction in which their ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect. The term "Material Adverse Effect" as used herein means any material adverse effect on the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Company and its subsidiaries, taken as a whole.

                  (v) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree otherwise than as set forth in the Prospectus or as disclosed in writing to the Underwriters prior to execution and delivery of this Agreement and, since the respective dates as of which information is given in the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries which would give rise to a Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth in the Prospectus.

                  (vi) The issuance and sale of the Shares pursuant to this Agreement and the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions herein or therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance

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         upon any properties or assets of the Company or any of its subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries is bound, or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or violate any statute, rule, regulation or other law, or any order or judgment, of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except to such extent as, individually or in the aggregate, does not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Company's articles of incorporation or bylaws; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the issuance and sale of the Shares pursuant to this Agreement or the consummation of the transactions contemplated hereby, except such as have been, or will be prior to the Closing Date, obtained under the 1933 Act or as may be required by the New York Stock Exchange ("NYSE") and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                  (vii) The Company has duly and validly authorized capital stock as set forth in the Prospectus; all outstanding shares of Common Stock of the Company conform, or when issued the Shares will conform, to the description thereof in the Prospectus and have been, or, when issued and paid for in the manner described herein will be, duly authorized, validly issued, fully paid and non-assessable; and the issuance of the Shares to be purchased from the Company hereunder is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof (except for those rights and restrictions relating primarily to the Company's status as a REIT as described in Section 4(a)(xxiii) hereof) pursuant to applicable law or the Company's articles of incorporation, by-laws or governing documents or any agreement to which the Company or any of its subsidiaries is a party or by which any of them may be bound. All corporate action required to be taken by the Company for the authorization, issuance and sale of the Shares has been duly and validly taken prior to the date of this Agreement. Except as disclosed in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company. The Company has no subsidiaries or affiliates (collectively, "subsidiaries") other than those identified in Exhibit 21 to the Company's last filed Annual Report on Form 10-K or as otherwise disclosed in writing to the Underwriters ("Exhibit 21"). The Company owns all of the outstanding capital stock of or other equity interests in each such subsidiary except as set forth in Exhibit 21 or as otherwise disclosed in writing to the Underwriters. Other than the subsidiaries referred to above, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt of any other corporation or have any direct or indirect equity interest or ownership of long-term debt in any firm, partnership, joint venture, limited liability company, association or other entity, except as described in the Prospectus. The

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         outstanding shares of capital stock of or other equity interests in the
         Company's subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned, except as otherwise set forth in Exhibit 21, by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge or adverse claim and are not the subject of any agreement or understanding with any person and were not issued in violation of any preemptive or similar rights; and there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or instruments related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in any of the subsidiaries.

                  (viii) The statements set forth in the Prospectus, as of its date of issue, describing the Shares and the Common Stock and this Agreement, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

                  (ix) Each of the Company and its subsidiaries is in possession of and is operating in compliance with all franchises, grants, authorizations, licenses, certificates, permits, easements, consents, orders and approvals ("Permits") from all state, federal, foreign and other regulatory authorities, and has satisfied the requirements imposed by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for the Company and its subsidiaries lawfully to own, lease and operate their properties and conduct their businesses as described in the Prospectus, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and, each of the Company and its subsidiaries is conducting its business in compliance with all of the laws, rules and regulations of each jurisdiction in which it conducts its business, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; each of the Company and its subsidiaries has filed all notices, reports, documents or other information ("Notices") required to be filed under applicable laws, rules and regulations, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and, except as otherwise specifically described in the Prospectus, neither the Company nor any of its subsidiaries has received any notification from any court or governmental body, authority or agency, relating to the revocation or modification of any such Permit or, to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification ("Approvals") from such regulatory authority is needed to be obtained by any of them, in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals, individually or in the aggregate, would have a Material Adverse Effect.

                  (x) The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and paid all taxes shown as due thereon; all such tax returns are complete and correct in all material respects; all tax liabilities are adequately provided for on the books of the Company and its subsidiaries except to such extent as would not have a Material Adverse Effect; the Company and its subsidiaries have made all necessary payroll tax payments and are current and up-to-date; and the

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         Company and its subsidiaries have no knowledge of any tax proceeding or action pending or threatened against the Company or its subsidiaries which, individually or in the aggregate, might have a Material Adverse Effect.

                  (xi) Except as described in the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                  (xii) Except in each case such as would not have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them or disclosed as owned by them in the Prospectus, in each case free and clear of all liens, encumbrances, restrictions and defects except such as are described in the Prospectus or do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property; and any property held under lease or sublease by the Company or any of its subsidiaries is held under valid, duly authorized, subsisting and enforceable leases or subleases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; the Company and its subsidiaries have title insurance on all real properties described in the Prospectus as having been financed by them pursuant to a mortgage loan in an amount at least equal to the aggregate principal amount of each such mortgage loan or in an amount at least equal to the aggregate acquisition price paid by the Company or its subsidiaries for such properties and the cost of construction of the improvements located on such properties; and neither the Company nor any of its subsidiaries has any notice or knowledge of any material claim of any sort which has been, or may be, asserted by anyone adverse to the Company's or any of its subsidiaries rights as lessee or sublessee under any lease or sublease described above, or affecting or questioning the Company's or any of its subsidiaries' rights to the continued possession of the leased or subleased premises under any such lease or sublease in conflict with the terms thereof. To the knowledge of the Company, no lessee of any portion of any of the properties described in the Prospectus is in default under its respective lease and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any such lease, except such defaults that would, individually or in the aggregate, not have a Material Adverse Effect.

                  (xiii) No labor disturbance exists with the employees of the Company or any of its subsidiaries or, to the Company's knowledge, is imminent which, individually or in the aggregate, would have a Material Adverse Effect. None of the employees of the Company or any of its subsidiaries is represented by a union and, to the knowledge of the Company and its subsidiaries, no union organizing activities are taking place. Neither the Company nor any of its subsidiaries has violated any federal, state or local law or

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         foreign law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, or the rules and regulations thereunder, or analogous foreign laws and regulations, which might, individually or in the aggregate, result in a Material Adverse Effect.

                  (xiv) The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company and its subsidiaries would have any liability; the Company and its subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and, to the Company's knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (xv) The Company and its subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, directors' and officers' insurance, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it and its subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                  (xvi) Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in default or violation with respect to its articles of incorporation or by-laws. Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject, including, without limitation, Section 13 of the 1934 Act, which default or violation, individually or in the aggregate, would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has, at any time during the past five years, (A) made any unlawful contributions to any candidate for any political office, or

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         failed fully to disclose any contribution in violation of law, or (B)
         made any payment to any state, federal or foreign government official, or other person charged with similar public or quasi-public duty (other than any such payment required or permitted by applicable law).

         (xvii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, or to the Company's knowledge, any person from whom the Company or any of its subsidiaries acquired any of such property, or any lessee, sublessee or operator of any such property or portion thereof is a party, that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or which would materially and adversely affect the consummation of the transactions contemplated hereby or which is required to be disclosed in the Prospectus; to the Company's knowledge, no such proceedings are threatened or contemplated. Neither the Company nor any of its subsidiaries has, nor, to the Company's knowledge, any seller, lessee, sublessee or operator of any such properties, or portion thereof or any previous owner thereof has, received from any governmental authority notice of any material violation of any municipal, state or federal law, rule or regulation (including without limitation any such law, rule or regulation applicable to the health care industry) and including foreign, federal, state or local law or regulation relating to human health or safety or the environment or hazardous substances or materials concerning such properties, or any part thereof which has heretofore been cured, and neither the Company nor any of its subsidiaries knows of any such violation, or any factual basis, occurrence or circumstance that would give rise to a claim under or pursuant to any such laws, rules or regulations which would, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Prospectus, none of the property owned or leased by the Company or any of its subsidiaries is, to the knowledge of the Company, contaminated with any waste or hazardous substances, and neither the Company nor any of its subsidiaries may be deemed an "owner or operator" of a "facility" or "vessel" which owns, possesses, transports, generates or disposes of a "hazardous substance" as those terms are defined in Section 9601 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. Neither the Company nor any of its subsidiaries, nor, to the Company's knowledge, any seller, lessee, sublessee or operator of any such property, or portion thereof has, received from any governmental authority any written notice of any condemnation of or zoning change affecting such properties, or any part thereof and the Company does not know of any such condemnation or zoning change which is threatened and which if consummated would have a Material Adverse Effect, or a material adverse effect on any Material Subsidiary. No contract or document of a character required to be described in the Registration Statement, the Prospectus of any document incorporated by reference therein or to be filed as an exhibit to the Registration Statement or any document incorporated therein is not so described, filed or incorporated by reference as required.

                  (xviii) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xix) The accounting firm which has certified the financial statements filed with or incorporated by reference in and as a part of the Registration Statement, is an independent public accounting firm within the meaning of the 1933 Act and the 1933 Act Rules and Regulations. The consolidated financial statements and schedules of the Company, including the notes thereto, filed with or incorporated by reference and as a part of the Registration Statement or Prospectus, are accurate in all material respects and present fairly in all material respects the financial condition of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and changes in financial position and consolidated statements of cash flow for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise disclosed therein. All adjustments necessary for a fair presentation of results for such periods have been made. The selected financial data included or incorporated by reference in the Registration Statement and Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements. Any operating or other statistical data included or incorporated by reference in the Registration Statement and Prospectus comply in all material respects with the 1933 Act and the 1933 Act Rules and Regulations and present fairly in all material respects the information shown therein. The pro forma financial statements and the related notes thereto included in or incorporated by reference in the Registration Statement or the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the SEC's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (xx) Except as disclosed in the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby. No person has the right, contractual or otherwise, to cause the Company to permit such person to underwrite the sale of any shares of the Common Stock or the Shares. Except for this Agreement there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company, its subsidiaries or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Shares pursuant to this Agreement.

                  (xxi) The Company has not distributed and, prior to the later to occur of (i) the Closing Date or the Option Closing Date, if any, relating to the issuance of the Shares and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus Supplement, Preliminary Prospectus or the Prospectus relating to such issuance.

                  (xxii) Except for the "lock-up" agreements to be executed by the Company's directors and the executive officers set forth on Annex E hereto, the Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Company's Common Stock, and the Company is not aware of any such action taken or to be taken by affiliates of the Company.

                  (xxiii) (i) The Company is organized and operates in conformity with the requirements for qualification as a real estate investment trust ("REIT") under Sections 856 and 857 of the Code, (ii) the Company qualified as a REIT for all taxable years prior to 2004, and (iii) the Company's method of operation will enable it to meet the requirements for taxation as a REIT under the Code for 2004 and all subsequent taxable years, and the Company intends to qualify as a REIT for all such years.

                  (xxiv) Except as described in the Prospectus, neither the Company nor any of its subsidiaries has either given or received any communication regarding the termination of, or intent not to renew, any of the leasehold interests of lessees in the Company's and its subsidiaries' properties held under lease, any property operating agreement or any other agreement between the Company or its subsidiaries and the operators of its properties or facilities, and no such termination or non-renewal has been threatened by the Company, any of its subsidiaries or, to the Company's knowledge, any other party to any such lease, other than as would not have, individually or in the aggregate, a Material Adverse Effect.

                  (xxv) Except for the subsidiaries ("Material Subsidiaries") identified on Annex C to this Agreement, none of the subsidiaries of the Company individually consist of more than 1.5%, or in the aggregate consist of more than 10%, of the Company's (i) net assets, or (ii) revenues for the most recently ended quarterly period.

                  (xxvi) There is and has been no failure on the part of the Company and, to the Company's knowledge, any of the Company's directors or officers, in their capacities as such, to comply with any provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (collectively, the "Sarbanes Oxley Act"), including Section 402 relating to loans and Sections 302 and 906 related to certifications.

                  (xxix) Neither the Company nor any subsidiary nor, to the knowledge of the Company, any director, trustee, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing any activities of any person currently subject to any U.S. sanctions administered by OFAC.

         (b) Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

         5. ADDITIONAL COVENANTS. The Company covenants and agrees with each of the Underwriters as follows:

         (a) The Company will timely transmit copies of the Prospectus, and any amendments or supplements thereto, or a term sheet or abbreviated term sheet, as applicable, to the SEC for filing pursuant to Rule 424(b) of the 1933 Act Rules and Regulations.

         (b) The Company will deliver to the Underwriters as soon as practicable after the date of this Agreement as many copies of the Prospectus (including all documents incorporated by reference therein) as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act; the Company will promptly advise the Underwriters of any request of the SEC for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and of the issuance by the SEC or any state or other jurisdiction or other regulatory body of any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which the Company shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Shares; and the Company will use its best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

         (c) The Company will not file any amendment or supplement to the Registration Statement, the Prospectus (or any other prospectus relating to the Shares filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)) and will not file any document under the 1934 Act before the termination of the offering of the Shares by the Underwriters if the document would be deemed to be incorporated by reference into the Registration Statement or the Prospectus, of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected or which is not in compliance with the 1933 Act Rules and Regulations; and the Company will promptly notify you after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

         (d) During the period when the Prospectus relating to any of the Shares is required to be delivered under the 1933 Act by any Underwriter or dealer, the Company will comply, at its own expense, with all requirements imposed by the 1933 Act and the 1933 Act Rules and Regulations, as now and hereafter amended, and by the rules and regulations of the SEC thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealing in the Shares during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

         (e) If, during the period when the Prospectus relating to any of the Shares is required to be delivered under the 1933 Act by any Underwriter or dealer, (i) any event relating to or affecting the Company or of which the Company shall be advised in writing by the Underwriters shall occur as a result of which, in the opinion of the Company or the Underwriters, the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act or the 1934 Act Rules and Regulations, the Company will forthwith at its expense prepare and file with the SEC, and furnish to the Underwriters a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

         (f) From time to time as requested by the Underwriters and during the period when the Prospectus relating to the Shares is required to be delivered under the 1933 Act by any Underwriter or dealer, the Company will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriters may reasonably designate and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or shall be required to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.

         (g) In accordance with Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Rules and Regulations, the Company will make generally available to the holders of the Shares, as soon as practicable, an earnings statement (which need not be audited) in reasonable detail covering the 12 months beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of this Agreement.

         (h) The Company shall file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act. The Company shall furnish to its security holders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited. The Company will deliver to the Underwriters at its principal executive office a reasonable number of copies of annual reports, quarterly reports, current reports and copies of all other documents, reports and information furnished by the Company to its shareholders or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the SEC pursuant to the 1933 Act or the 1934 Act. The Company shall deliver to the Underwriters similar reports with respect to any significant subsidiaries, as that term is defined in the 1933 Act Rules and Regulations, which are not consolidated in the Company's financial statements. Any report, document or other information required to be furnished under this paragraph (h) shall be furnished as soon as practicable after such report, document or information becomes available.

         (i) During the period beginning from the date of this Agreement and continuing to and through the Closing Date (and, if applicable, the Option Closing Date), the Company will not, without the prior written consent of the Representatives, offer for sale, sell or enter into any agreement to sell, or otherwise dispose of, or publicly announce an intention to effect any such transactions, any securities of the Company.

         (j) The Company will apply the proceeds from the sale of the Shares as set forth in the description under "Use of Proceeds" in the Prospectus, as amended or supplemented, which description complies and will comply in all respects with the requirements of Item 504 of Regulation S-K.

         (k) The Company will promptly provide you with copies of all correspondence to and from, and all documents issued to and by, the SEC in connection with the registration of the Shares under the 1933 Act.

         (l) After the date of this Agreement and prior to the Closing Date (and, if applicable, the Option Closing Date), the Company will furnish to you, as soon as they have been prepared, and prior to any filing with the SEC or public disclosure, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

         (m) After the date of this Agreement and prior to the Closing Date (and, if applicable, the Option Closing Date), the Company will not issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities of the Company or any of its subsidiaries, or the offering of the Shares, without your prior written consent.

         (n) The Company will use its best efforts to obtain approval for, and maintain the listing of the Shares on, the NYSE and to file with the NYSE all documents and notices required by the NYSE of companies that have securities listed on included on the NYSE.

         (o) The Company and its subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls which provide reasonable assurance that (1) transactions are executed in accordance with management's authorization, (2) transactions are recorded as necessary to permit the preparation of the Company's consolidated financial statements and to maintain accountability for the assets of the Company and its subsidiaries, (3) access to the assets of the Company and its subsidiaries is permitted only in accordance with management's authorization, and (4) the recorded accounts of the assets of the Company and its subsidiaries are compared with existing assets at reasonable intervals.

         (p) If the Company elects to rely on Rule 462(b) under the 1933 Act for the sale of the Shares, the Company shall both file an Abbreviated Registration Statement with the SEC in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act by the earlier of (i) 8:00 P.M., New York City time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

         (q) If at any time during the 90-day period after the date of this Agreement, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith consult with you concerning the issuance of a press release or other public statement, responding to or commenting on such rumor, publication or event.

            (r) The Company will cause each of its directors and executive officers set forth on Annex E hereto to execute and deliver to the Representatives "lock-up" agreements, each substantially in the form of Annex D hereto.

         (s) The Company will continue to qualify as a REIT under the Code.

         (t) For the fiscal year ended December 31, 2003, the Company had retained Ernst & Young LLP as its qualified accountants. For the fiscal year ended December 31, 2004, the Company has retained KPMG LLP as its qualified accountants. Each year, in the course of its audit Ernst & Young reviewed the Company's test procedures and conducted annual compliance reviews designed to determine the Company's compliance with REIT provisions of the Code and otherwise has assisted the Company in monitoring appropriate accounting systems and procedures designed to determined compliance with the REIT provisions of the Code. For the 2004 fiscal year the Company will use its best efforts to engage KPMG LLP to review the Company's test procedures and conduct annual compliance reviews designed to determine the Company's compliance with REIT provisions of the Code and otherwise assist the Company in monitoring appropriate accounting systems and procedures designed to determined compliance with the REIT provisions of the Code.

         (u) The Company agrees to give, and will cause each of its subsidiaries to give, and shall direct its financial advisors, accountants and legal counsel to give, upon reasonable notice, the Underwriters and counsel to the Underwriters and their respective authorized representatives reasonable access to all offices and other facilities and to all contracts, agreements, commitments, books and records of or pertaining to the Company or its subsidiaries, will permit the foregoing to make such reasonable inspections as they may require or would be appropriate in fulfilling any due diligence or other obligations as provided by law and will cause its officers to furnish to the Underwriters with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as the Underwriters may from time to time reasonably request. The Underwriters, counsel to the Underwriters, and their respective authorized representatives will use such information only in full compliance with Regulation FD.

         (v) During the period beginning from the date of this Agreement and continuing through the Closing Date (and, if applicable, the Option Closing
Date), the Company agrees not to, and to use its reasonable best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any security of the Company, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares other than pursuant to this Agreement or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

         (w) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and will use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

         6. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or each Option Closing Date, as the case may be, shall be subject to the accuracy as of the date hereof, and as of the Closing Date (and, if applicable, any Option Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

         (a) If the Registration Statement has not previously become effective, the Registration Statement and all post-effective amendments thereto shall have become effective not later than 11:00 P.M., New York City time, on the date of this Agreement, or at such later date and time as may be approved by the Underwriters; if the Company has elected to rely on Rule 462(b) under the 1933 Act, the Abbreviated Registration Statement shall have become effective not later than the earlier of (x) 8:00 P.M. New York City time, on the date of this Agreement, or (y) at such later date and time as may be approved by the Underwriters. All filings required by Rule 424 and Rule 430A of the 1933 Act Rules and Regulations shall have been made. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened or contemplated by the SEC, and any request of the SEC for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

         (b) No Underwriter shall have advised the Company on or prior to the Closing Date (and, if applicable, the Option Closing Date), that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c) On the Closing Date (and, if applicable, the Option Closing Date), you shall have received one or more opinions of counsel for the Company, addressed to you and dated the Closing Date (and, if applicable, the Option Closing Date), in substantially the forms of Annex A and Annex B.

         In rendering the opinions, such counsel may rely, (1) as to matters involving laws of any jurisdiction other than New York or the United States, upon opinions addressed to the Underwriters of other counsel satisfactory to it and Bryan Cave LLP, and (2) as to all matters of fact, upon certificates and written statements of the executive officers of, and accountants for, the Company, provided, in either case, that such counsel shall state in their opinion that they and the Underwriters are justified in relying thereon.

         Such counsel shall also confirm that during the preparation of the Registration Statement and Prospectus, such counsel participated in conferences with officers and representatives of the Company and its independent accountants, at which conferences the contents of the Registration Statement and the Prospectus including all documents filed under the 1934 Act and deemed incorporated by reference therein were discussed, reviewed and revised. On the basis of the information which was developed in the course thereof, considered in light of such counsel's understanding of applicable law and the experience gained by such counsel through their practice thereunder, without such counsel assuming responsibility for the accuracy and completeness of such statements except to the extent expressly provided above, such counsel shall confirm that nothing came to their attention that would lead them to believe that either the Registration Statement (including any document filed under the 1934 Act and deemed incorporated by reference therein), as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Prospectus or any amendment or supplement thereto (including any document filed under the 1934 Act and deemed incorporated by reference therein) as of its respective issue date and as of the Closing Date (and, if applicable, the Option Closing Date), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements or other financial data as to which such counsel need express no opinion).

         (d) You shall have received on the Closing Date (and, if applicable, the Option Closing Date), from Bryan Cave LLP, counsel to the Underwriters, such opinion or opinions, dated the Closing Date (and, if applicable, the Option Closing Date) with respect to such matters as you may reasonably require; and the Company shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 6 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

         (e) On the date of this Agreement and on the Closing Date (and, if applicable, the Option Closing Date), you shall have received from its independent accountants, a letter or letters, dated the date of this Agreement and the Closing Date (and, if applicable, the Option Closing Date), respectively, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Rules and Regulations, and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information, including any pro forma financial information, relating to the Company contained in the Registration Statement and Prospectus.

         (f) Except as contemplated in the Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (ii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, or entered into any transactions, and there shall not have been any change in the capital stock or short-term or long-term debt of the Company and its subsidiaries or any change, or any development involving or which might reasonably be expected to involve a prospective change in the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Company and its subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the Closing Date (and, if applicable, the Option Closing Date) on the terms and in the manner contemplated in the Prospectus.

         (g) There shall not have occurred any of the following: (i) a general moratorium on commercial banking activities declared by either federal or any state authorities; (ii) the outbreak or escalation of hostilities or escalation of acts of terrorism involving the United States or the declaration by the United States of a national emergency or war, which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus; (iii) a suspension or material limitation in trading in the Company's securities, or in securities generally, on the NYSE; or (iv) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus.

         (h) You shall have received certificates, dated the Closing Date (and, if applicable, the Option Closing Date) and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacities as such, stating that:

                  (i) the condition set forth in Section 6(a) has been fully satisfied;

                  (ii) they have carefully examined the Registration Statement and the Prospectus as amended or supplemented and all documents incorporated by reference therein and nothing has come to their attention that would lead them to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto or any documents incorporated by reference therein as of their respective effective, issue or filing dates, contained, and the Prospectus as amended or supplemented and all documents incorporated by reference therein and when read together with the documents incorporated by reference therein, at such Closing Date, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (iii) The Company's Chief Executive Officer and Chief Financial Officer are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the 1934 Act Rules and Regulations) and have (a) designed such disclosure controls and procedures, or caused such disclosure controls to be designed under their supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to them by others within those entities, particularly during the periods in which the Prospectus was being prepared, (b) evaluated the effectiveness of the Company's disclosure controls and procedures, and (c) has timely disclosed in the Prospectus any changes in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

                  (iv) since the date of this Agreement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth and there has been no document required to be filed under the 1934 Act and the 1934 Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed;

                  (v) all representations and warranties made herein by the Company are true and correct at such Closing Date, with the same effect as if made on and as of such Closing Date, and all agreements herein to be performed or complied with by the Company on or prior to such Closing Date have been duly performed and complied with by the Company;

                  (vi) neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

                  (vii) except as disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, other than in the ordinary course of business, or entered into any transactions not in the ordinary course of business, which in either case are material to the Company or such subsidiary; and there has not been any change in the capital stock or material increase in the short-term debt or long-term debt of the Company or any of its subsidiaries or any material adverse change or any development involving or which may reasonably be expected to result in a Material Adverse Effect; and there has been no dividend or distribution of any kind, paid or made by the Company on any class of its capital stock;

                  (viii) the Company is in compliance, both prior to and after giving effect to the transactions contemplated hereby, with the financial covenants set forth in the Company's credit agreement and other agreements and instruments respecting outstanding indebtedness of the Company and its subsidiaries; and

                  (ix) covering such other matters as you may reasonably request.

         (i) The Company shall have furnished to you at the Closing Date (and, if applicable, the Option Closing Date) such further information, opinions, certificates, letters and documents as you may have reasonably requested.

         (j) The Shares shall have been approved for trading upon official notice of issuance on the New York Stock Exchange.

         (k) The Representatives shall have received "lock-up" agreements, each substantially in the form of Annex D hereto from each of the Company's directors and executive officers set forth on Annex E hereto and such agreements shall be in full force and effect on the Closing Date (and, if applicable, the Option Closing Date).

         All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and to Bryan Cave LLP, counsel for the Underwriters. The Company will furnish you with such signed and conformed copies of such opinions, certificates, letters and documents as you may request.

         If any of the conditions specified above in this Section 6 shall not have been satisfied at or prior to the Closing Date (and, if applicable, the Option Closing Date) or waived by you in writing, this Agreement may be terminated by you on notice to the Company.

         7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company shall indemnify and hold harmless the Underwriters from and against any losses, damages or liabilities, joint or several, to which the Underwriters may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or in any blue sky application or other document executed by the Company or based on any information furnished in writing by the Company, filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (the "Blue Sky Application"), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or an untrue statement or alleged untrue statement of a material fact contained in any Prospectus Supplement, Preliminary Prospectus, the Prospectus or any other prospectus relating to the Shares or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) any untrue statement or alleged untrue statement made by the Company in Section 4 of this Agreement or in any representation or warranty by the Company to the Underwriters of the failure by the Company to perform when and as required by any agreement or covenant contained herein and will reimburse each Underwriter for any legal or other expenses incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(d) hereof) any such settlement is effected with the written consent of the Company); provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Prospectus Supplement, Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Company by you, expressly for use in the preparation thereof.

         (b) The Underwriters will indemnify and hold harmless the Company from and against any losses, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus Supplement, Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, or any Blue Sky Application, or arise out of are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Prospectus Supplement, Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any such amendment or supplement, or any Blue Sky Application, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Company by you, expressly for use in the preparation thereof, and will reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(d) hereof) any such settlement is effected with the written consent of the Underwriters.

         (c) Promptly after receipt by an indemnified party under Section 7(a) or 7(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 7(a) or 7(b) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 7(a) or 7(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 7(a) or 7(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 7(a) or 7(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under Section 7(a) or 7(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a) or 7(b) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, including any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 7(a) or 7(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault, as applicable, of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls any Underwriter within the meaning of the 1933 Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company who signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the 1933 Act.

         (f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including, without limitation, the provisions of this Section 7, and are fully informed regarding such provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement, any Prospectus Supplement, Preliminary Prospectus, the Prospectus, and any supplement or amendment thereof, as required by the 1933 Act.

         8. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. The respective representations, warranties, agreements and statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of any Underwriter, the Company or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Shares hereunder.

         9. SUBSTITUTION OF UNDERWRITERS. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any persons substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by you and the Company as provided in subsection (a) above, the aggregate number of Shares which remains unpurchased does not exceed one-eleventh of the total Shares to be sold on the Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by you and the Company as provided in subsection (a) above, the number of Shares which remains unpurchased exceeds one-eleventh of the total Shares to be sold on the Closing Date, or if the Company shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase Shares of the defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Option Closing Date, the obligations of the Underwriters to purchase and of the Company to sell the Option Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be borne by the Company and the Underwriters as provided in
Section 11 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. TERMINATION. This Agreement may be terminated by you at any time at or prior to the Closing Date (or, if applicable, the Option Closing Date) by notice to the Company if any condition specified in Section 6 hereof shall not have been satisfied on or prior to such Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 7 and 11 hereof. If you terminate this Agreement as provided in Section 10, you shall notify the Company by telephone or telegram, confirmed in writing as provided in Section 12.

         11. COSTS AND EXPENSES. The Company, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, will bear and pay the costs and expenses incident to the registration of the Shares and public offering thereof, including, without limitation, (a) all expenses (including transfer taxes) incurred in connection with the delivery to the Underwriters of the Shares, the filing fees of the SEC, the fees and expenses of the Company's counsel and accountants, (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Prospectus Supplement, Preliminary Prospectus, the Prospectus and any amendments or supplements thereto and the printing, delivery and shipping of this Agreement and other underwriting documents and any instruments or documents related to any of the foregoing, (c) the furnishing of copies of such documents to the Underwriters, (d) the registration or qualification of the Shares for offering and sale under the securities laws of the various states and other jurisdictions, including the reasonable fees and disbursements of counsel to the Underwriters relating to such registration or qualification and in connection with preparing any Blue Sky Memoranda or related analysis, (e) all printing and engraving costs related to preparation of the certificates for the Shares, including transfer agent and registrar fees, (f) all fees and expenses relating to the authorization of the Shares for trading on the NYSE, (g) all travel expenses, including air fare and accommodation expenses, of representatives of the Company in connection with the offering of the Shares, (h) the approval of the Shares by DTC for "book-entry" transfer, and (i) all of the other costs and expenses incident to the performance by the Company of the registration and offering of the Shares; provided, that the Underwriters will bear and pay the fees and expenses of the Underwriters' counsel (except as specifically provided in this Section 11), the Underwriters' out-of-pocket expenses, and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Shares.

         12. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriters shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed c/o Legg Mason Wood Walker, Incorporated, 100 Light Street, Baltimore, Maryland 21202 (fax no.: (410) 454-5342); Attention: Thomas
E. Robinson, with a copy to Bryan Cave LLP, attention: J. Mark Klamer, facsimile number (801) 751-0631, or if sent to the Company shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Company at 3310 West End Avenue, Suite 700, Nashville, TN 37203, attention: General Counsel, facsimile number (615) 269-8461, with a copy to Waller Lansden Dortch & Davis, PLLC, Attention: Theodore W. Lenz, facsimile number (615) 244-6804.

         13. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and, to the extent provided in Sections 7 and 9, the officers and directors of the Company and each person who controls the Company or the Underwriters and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

         In all dealings hereunder, you shall act on behalf of each of the several Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Underwriters, made or given by you jointly or by Legg Mason on behalf of you as the representatives, as if the same shall have been made or given in writing by the Underwriters.

         14. INFORMATION FURNISHED BY UNDERWRITERS. The statements set forth in the third paragraph under the caption "Underwriting" in the Prospectus Supplement (relating to dealer concessions) constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Section 4(a)(ii) and Section 7 hereof.

         15. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         16. PRONOUNS. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

         17. TIME OF ESSENCE. Time shall be of the essence in this Agreement.

         18. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof.

         If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the Underwriters.

                                    HEALTHCARE REALTY TRUST INCORPORATED

                                    By: /s/ David R. Emery
                                        ---------------------------------
                                    Name: David R. Emery
                                    Title: Chairman and Chief Executive
                                           Officer

Accepted as of the date hereof:

LEGG MASON WOOD WALKER, INCORPORATED

By:  Legg Mason Wood Walker, Incorporated

By: /s/ Thomas E. Robinson
    ---------------------------------
    Title: Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule I hereto

                                   SCHEDULE I

                                                              Number of Firm Shares
Underwriter                                                      to be Purchased
-----------                                                   ---------------------
Legg Mason Wood Walker, Incorporated.......................           2,000,000
A.G. Edwards & Sons, Inc...................................           1,000,000
Wachovia Capital Markets, LLC..............................           1,000,000
                                                                      ---------
         Total:............................................           4,000,000

                                     ANNEX A

                  (i) The Registration Statement and all post-effective amendments thereto and the Abbreviated Registration Statement, if any, have become effective under the 1933 Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) or otherwise has been made in the manner and within the time period required thereby; and, to the knowledge of such counsel, no stop or other order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act or under the securities laws of any jurisdiction.

                  (ii) The Registration Statement and the Prospectus, and each amendment or supplement thereto (including any document incorporated by reference into the Prospectus), as of their respective effective or issue date, comply as to form and appear on their face to be appropriately responsive in all material respects to the requirements of Form S-3 under the 1933 Act and the applicable 1933 Act Rules and Regulations (except that such counsel need express no opinion as to the financial statements, notes thereto, supporting schedules or other financial or statistical information included in or incorporated by reference into or omitted from the Registration Statement or the Prospectus); the conditions for use of Form S-3 have been satisfied; and, as of the date they were filed with the SEC, the documents incorporated by reference in the Prospectus appear on their face to comply as to form and be appropriately responsive in all material respects with the requirements of the 1934 Act and the applicable 1934 Act Rules and Regulations (except that such counsel need express no opinion as to the financial statements, notes thereto, supporting schedules or other financial or statistical information included in or incorporated by reference into or omitted from the Registration Statement or the Prospectus).

                  (iii) The Agreement has been duly authorized, executed and delivered by the Company and each constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by the Exceptions and except to the extent the enforceability of the indemnification and contribution provisions of Section 7 of the Agreement may be limited by public policy considerations.

                  (iv) The Company and its Material Subsidiaries are validly existing as corporations or other organizations in good standing under the laws of the states or other jurisdictions in which they are incorporated or organized, with full power and authority (corporate and other) to own, lease and operate their properties and conduct their businesses as described in the Prospectus and, with respect to the Company, to execute and deliver, and perform the Company's obligations under, the Agreement; the Company and its Material Subsidiaries are duly qualified to do business as foreign corporations or other organizations in good standing in each state or other jurisdiction in which their ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect.

                  (v) The outstanding shares of capital stock or other securities evidencing equity ownership of each of the Material Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, to the knowledge of such counsel, (a) are owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge or adverse claim and are not the subject of any agreement or understanding with any person, and (b) were not issued in violation of any preemptive or similar rights; and, to the knowledge of such counsel, except as disclosed in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale, or instruments related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exercisable or exchangeable for, any such shares of capital stock or other ownership interest of any of such subsidiaries.

                  (vi) The issuance and sale of the Shares and the execution, delivery and performance by the Company of the Agreement and the consummation of the transactions herein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, except to such extent as, individually or in the aggregate, does not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Company's articles of incorporation or bylaws or any statute, rule, regulation or other law, or any order or judgment known to such counsel, of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

                  (vii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required in connection with the execution, delivery and performance of the Agreement, and the issuance and sale of the Shares, and the consummation of the transactions contemplated hereby, except such as may be required under the 1933 Act or the 1933 Act Rules and Regulations and have been obtained, or as may be required by the NYSE or under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters. Each of the Company and its subsidiaries has filed all Notices pursuant to, and has obtained all Approvals required to be obtained under, and has otherwise complied with all requirements of, all applicable laws and regulations (other than state securities or blue sky laws) in connection with the issuance and sale of the Shares, in each case with such exceptions, individually or in the aggregate, as would not affect the validity of the Shares, their issuance or the transactions contemplated hereby or have a Material

         Adverse Effect; and no such Notices or Approvals (other than those required to be filed with or obtained from state securities or blue sky law authorities) are required to be filed or obtained by the Company or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement, the issuance and sale of the Shares or the transactions contemplated hereby, in each case with such exceptions, individually or in the aggregate, as would not affect the validity of the Shares, their issuance or the transactions contemplated hereby or have a Material Adverse Effect.

                  (viii) The Company has duly and validly authorized capital stock as set forth in the Prospectus; all outstanding shares of Common Stock of the Company and the Shares conform, or when issued will conform in all material respects, as to legal matters to the description thereof in the Prospectus and have been duly authorized, validly issued, fully paid and non assessable; and the Shares to be sold by the Company have been duly authorized and, when delivered and paid for in accordance with the Agreement, will be validly issued, fully paid and non-assessable. All corporate action required to be taken by the Company for the authorization, issue and sale of the Shares has been duly and validly taken. The Shares are duly authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution on the NYSE. The form of specimen certificate representing the Shares filed as an exhibit to the Registration Statement is in valid and sufficient form. The issuance of the Shares to be purchased from the Company hereunder is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof (except for rights and restrictions relating primarily to the Company's status as a REIT as described in Section 4(a) of the Agreement). The issuance and sale of the Shares by the Company to the Underwriters and the fulfillment of and compliance with all of the provisions of the Agreement by the Company do not result in a breach of any terms or provisions, or constitute a default under, any existing obligation of the Company pursuant to applicable law or the articles of incorporation, bylaws or governing documents of the Company or, to the knowledge of such counsel, any material agreement to which the Company or any of its subsidiaries is a party or by which any of them may be bound; and, to such counsel's knowledge, except as described in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exercisable or exchangeable for, the capital stock of, or other ownership interest in, the Company

                  (ix) To the knowledge of such counsel, the Company and each of its subsidiaries hold all Permits from all state, federal and other regulatory authorities, and have satisfied in all material respects the requirements imposed by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for the Company and its subsidiaries lawfully to own, lease and operate its properties and conduct its business as described in the Prospectus, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect, and, to the knowledge of such counsel, each of the Company and its subsidiaries is conducting its business in compliance in all material respects with all of the laws, rules and regulations of each jurisdiction in which it conducts its business.

                  (x) The statements made in the Prospectus under the captions "The Company," "Forward Looking Statements and Risk Factors," "Business," "Description of Common Stock" and "Federal Income Tax and ERISA Considerations" and under Item 15 of Part II of the Registration Statement, and in the Company's Annual Report on Form 10-K of the year ended December 31, 2003 under "Item 1, Business," "Item 3, Legal Proceedings," "Item 11, Executive Compensation" and "Item 13, "Certain Relationships and Related Transactions," and in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 under Part II,
         Item 1, "Legal Proceedings" to the extent that they constitute summaries of statutes, laws, ordinances, rules, regulations, legal or governmental proceedings, contracts and other documents referred to therein, have been reviewed by such counsel and fairly present in all material respects the information disclosed therein and as required under the 1933 Act and the 1933 Act Rules and Regulations.

                  (xi) Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in default or violation with respect to its articles of incorporation or by-laws. To the knowledge of such counsel, neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject, including, without limitation, Section 13 of the 1934 Act, which default or violation, individually or in the aggregate, would have a Material Adverse Effect.

                  (xii) To the knowledge of such counsel, (A) there are no material (individually, or in the aggregate) legal, governmental or regulatory proceedings pending or threatened to which the Company or any of its subsidiaries is a party or of which the business or properties of the Company or any of its subsidiaries is the subject which are not disclosed in the Registration Statement and Prospectus;
         (B) there are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required; and (C) there are no statutes, ordinances, laws, rules or regulations required to be described in the Registration Statement or Prospectus which are not described as required.

                  (xiii) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

                  (xiv) All securities of the Company known to us to have been issued since September 10, 2003 were issued and sold in material compliance with all applicable federal and state laws.

                  (xv) To the knowledge of such counsel and except as disclosed in the Prospectus, no holder of any security of the Company has any right to require registration of shares of the Common Stock or any other security of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby and, except as disclosed in the Prospectus, no person has the right to require registration under the 1933 Act of any shares of the Common Stock of the Company or other securities of the Company.

                                     ANNEX B

Ladies and Gentlemen:

         We have acted as special tax counsel to Healthcare Realty Trust Incorporated, a Maryland corporation (the "Company"), in connection with the Registration Statement on Form S-3 for the proposed issuance [_____] shares of common stock, par value $0.01 per share (the "Securities"). In connection with the offering of the Securities, you have requested our opinions (A) that the Company was and is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code") and that its method of operation as described in the Prospectus Supplement permits it to meet the requirements for qualification and taxation as a REIT, and (B) that, for taxable years of the Company ended December 31, 1993, through December 31, 2003, the Company met the requirements for qualification and taxation as a REIT set forth in Subchapter M of the Code.

         In rendering our opinion, we have examined and relied upon the following documents and other materials:

         1. Schedules prepared and delivered by officials of the Company setting forth:

                  (a) REIT taxable and gross income for the fiscal year ended December 31, 2003, together with a schedule of actual dividends distributed and projected dividends to be distributed in accordance with Code Section 858 and compliance with the distribution requirements of Code Section 857(a); and

                  (b) Compliance with the applicable REIT ratios or tests for the fiscal year ended December 31, 2003, including:

          Income tests:

                      (1)      95% gross income test for the year; and
                      (2)      75% gross income test for the year.

                  Asset tests:

                  (1) 75% asset test at the end of each quarter;
                  (2) 25% asset test at the end of each quarter;
                  (3) 10% asset test at the end of each quarter; and
                  (4) 5% asset test at the end of each quarter.

         2. Schedules prepared and delivered by officials of the Company setting forth for all taxable years of the Company since and including the first year with respect to which the Company elected REIT status, the information described in paragraph 1 above and including, for taxable years prior to that ended December 31, 1998, the 30% gross income test.

         3.       The Company's certificate, dated _________, 2003.

         In addition, we have examined such additional records, documents, certificates and other instruments and made such investigations of fact and law as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

         In rendering our opinion, we have made the following assumptions:

         1. Shares of the Company have been, since the completion of the Company's initial public offering, and will continue to be, beneficially owned by over 100 shareholders, as defined under Code Section 856(a)(5); five or fewer shareholders have not owned, directly or indirectly under the rules of Code
Section 544, as modified by Code Section 856(h), at any time since the completion of the initial public offering, over 50% in value of the outstanding stock of the Company; and "Excess Shares" (defined in the Company's Second Articles of Amendment and Restatement to be shares of a value exceeding 9.9% in value of the outstanding shares of the Company) held or deemed held by any person (pursuant to applicable rules of attribution) are deemed to have no value or voting rights.

         2. The Company has complied and will comply with any and all procedural requirements for REIT status set forth in Code Sections 856 through 860 and the regulations thereunder, including the timely making of such elections and the obtaining and disclosing of such information as is required on the federal tax returns to be filed by the Company.

         3. Additional properties acquired will constitute "real estate assets" and any other investments made by the REIT will be made in a manner which will satisfy the asset tests of Code Section 856(c).

         4. The income from existing and additional leases entered into or acquired and the income from other investments will not cause the Company to fail to satisfy the income tests of Code Section 856(c).

         5. The Company will operate in accordance with its past and proposed method of operation as described in its filings with the Securities and Exchange Commission under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended.

         6. The Company had no accumulated "C" corporation earnings and profits at December 31, 2003.

         7. All partnerships in which the Company may have an ownership interest will own only "real estate assets" and cash reserves. All activities of those partnerships will consist of activities permitted to be undertaken by a REIT, and income of such partnerships, other than interest income on cash reserves, shall be "rents from real property".

         8. Each corporation in which the Company has acquired or acquires an equity interest shall either be a "Qualified REIT Subsidiary" under Code
Section 856(i), a "Taxable

REIT Subsidiary" under Code Section 856(l) or a corporation in which the Company will not own over ten percent of the outstanding voting securities, and the securities owned of any such corporation that is not a Qualified REIT Subsidiary or a Taxable REIT Subsidiary will not be greater in value than five percent (5%) of the value of the total assets of the Company, and the aggregate value of the securities of all such Taxable REIT Subsidiaries will not exceed twenty percent (20%) of the value of the total assets of the Company.

         On the basis of and in reliance on the foregoing, we wish to advise you that:

         (A) under current law, including relevant statutes, regulations and judicial and administrative precedent (which law is subject to change on a retroactive basis), in our opinion the Company was and is organized in conformity with the requirements for qualification as a REIT under the Code and that its method of operation permits it to meet the requirements for qualification and taxation as a REIT.

         (B) with respect to the taxable years of the Company ended December 31, 1993, through December 31, 2003, the Company met the requirements for qualification and taxation as a REIT set forth in Subchapter M of the Code.

         (C) we also hereby confirm the statements made under the captions "Federal Income Tax and ERISA Considerations" in the Basic Prospectus, and under
Item 1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, incorporated by reference therein, under the captions "Federal Income Tax Information," "ERISA Considerations" and "Status of the Company under ERISA".

         Since actual qualification as a REIT is dependent upon future facts and circumstances, it is possible that future events, operations, distributions or other actions will cause the Company not to qualify or continue to qualify as a REIT.

         The foregoing opinions are limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any state, locality or foreign country. We undertake no obligation to update the opinions expressed herein after the date of this letter.

                                       Sincerely,

                                     ANNEX C

                              MATERIAL SUBSIDIARIES

1.  ASMI/Birmingham Medical Building SPE, LLC
2.  HR Acquisition of Alabama, Inc.
3.  HR of California, Inc.
4.  HR Acquisition I Corporation
5.  HR Acquisition of Pennsylvania, Inc.
6.  HR Acquisition of San Antonio, Ltd.
7.  HR Acquisition of Virginia, L.P.
8.  HR of Las Vegas, Ltd.
9.  HR of Los Angeles, Ltd.
10. HR of Sarasota, Ltd.
11. HRT of Alabama, Inc.
12. HRT of Delaware, Inc.
13. HRT of Roanoke, Inc.
14. HRT of Tennessee, Inc.
15. Healthcare Realty Services Incorporated
16. Healthcare Realty Trust Incorporated
17. Pennsylvania HRT, Inc.
18. San Antonio SSP, Ltd.
19. HR Assets, LLC
20. HR Farmington, LLC
21. Healthcare Realty Services Incorporated
22. HR-Novi, LLC
23. HRT of Illinois, Inc.

                                     ANNEX D

                             FORM OF LOCK-UP LETTER

Legg Mason Wood Walker, Incorporated
c/o Legg Mason Wood Walker, Incorporated
      100 Light Street
      Baltimore, Maryland  21202

Ladies and Gentlemen:

                  The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by you and such other firms (together, the "Underwriters") of shares of common stock, $0.01 par value per share (the "Common Stock"), of Healthcare Realty Trust Incorporated and that the Underwriters propose to reoffer such shares to the public (the "Offering").

                  In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that during a period of 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Legg Mason Wood Walker, Incorporated, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exchangeable for shares of Common Stock, except that the undersigned may (x) exercise options or warrants to purchase the Company's Common Stock, which options have been issued as of the date hereof, (y) cause the conversion of a security outstanding on the date hereof into Common Stock and (z) make such transfers or dispositions pursuant to any employee stock purchase or other benefit plan in existence on the date hereof or pursuant to the Company's Dividend Reinvestment Plan.

                  The undersigned agrees that the provisions of this agreement will be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

                  In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this agreement.

                  It is understood that if the Underwriting Agreement is not executed, or if the Underwriting Agreement (other than any provisions thereof that survive termination) shall terminate or be terminated prior to consummation of the Offering, the undersigned will be automatically released, without further action by you or the undersigned, from all obligations under this agreement.

                                               Very truly yours,

                                               ________________________________
                                               (Name)

                                               ________________________________
                                               (Print Name)

                                     ANNEX E

David R. Emery
Scott W. Holmes
Roger O. West
J. D. Carter Steele
John M. Bryant, Jr.
Fredrick M. Langreck
Errol L. Biggs, Ph.D.
Charles Raymond Fernandez, M.D.
Batey M. Gresham, Jr.
Marliese E. Mooney
Edwin B. Morris III
John Knox Singleton
Dan S. Wilford